Exhibit 99.1

Live Oak Acquisition Corp. V Announces the Pricing of $200,000,000 Initial Public Offering

New York, NY, February 27, 2025 (GLOBE NEWSWIRE) – Live Oak Acquisition Corp. V (the “Company”) announced today the pricing of its initial public offering of 20,000,000 units. The units are expected to be listed on the Nasdaq Global Market (“Nasdaq”) and begin trading tomorrow, February 28, 2025 under the ticker symbol “LOKVU.” Each unit consists of one Class A ordinary share and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will become exercisable 30 days after the completion of the Company’s initial business combination, and will expire five years after the completion of the Company’s initial business combination or earlier upon redemption or its liquidation. Once the securities constituting the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “LOKV” and “LOKVW,” respectively. The offering is expected to close on March 3, 2025, subject to customary closing conditions. The Company has granted the underwriter a 45-day option to purchase up to an additional 3,000,000 units at the initial public offering price to cover over-allotments, if any.

The Company is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company may pursue an acquisition opportunity in any business or industry. The Company’s management team is led by Richard Hendrix, its Chairman, Chief Executive Officer and the co-founder of Live Oak Merchant Partners (“Live Oak”), and Adam Fishman, its President, Chief Financial Officer, Director and a Managing Partner of Live Oak. The Board also includes Ashton Hudson, Jonathan Furer and Andrea Tarbox. Gary Wunderlich, Jr. will serve as a Senior Advisor.

Santander US Capital Markets LLC is acting as the sole underwriter for the offering.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from Santander US Capital Markets LLC, 437 Madison Avenue, New York, NY 10022, Attention: ECM Syndicate, by email at equity-syndicate@santander.us, or by telephone at 833-818-1602. A registration statement relating to the securities has been filed with the U.S. Securities and Exchange Commission (“SEC”) and became effective on February 27, 2025. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all.

Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contacts

Live Oak Acquisition Corp. V
4921 William Arnold Road

Memphis, Tennessee 38117

Attn: Adam Fishman

E-mail: IR@liveoakmp.com